Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, California 94520

April 12, 2007

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this 10-KSB of our report dated April 12, 2007, relating to the financial statements Execute Sports, Inc. for the years ended December 31, 2006 and 2005.

Bedinger & Company
Certified Public Accountants